SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2010

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.

NV Energy, Inc. (the “Company”) held its annual meeting of shareholders on May 4, 2010. Each matter voted upon at the meeting and the results of the voting on each such matter are presented below.

    Item 1 – Election of three (3)  Directors to serve until the Company’s 2011 annual meeting.

Director	Votes For	Votes Withheld	Broker Non-Votes
Brian J. Kennedy	191,937,964	3,374,722	16,239,667
John F. O’Reilly	192,016,650	3,296,036	16,239,667
Michael W. Yackira	191,404,411	3,908,275	16,239,667

Messrs. Kennedy, O’Reilly and Yackira were elected.

    Item 2 – Proposal to amend the Company’s Restated Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder.

Votes For	Votes Against	Abstentions	Broker Non-Votes
193,229,918	1,871,583	211,185	16,239,667

The amendment to the Company’s Restated Employee Stock Purchase Plan was approved.

    Item 3 – Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for 2010.

Votes For	Votes Against	Abstentions
209,307,529	1,913,880	330,944

The selection of Deloitte & Touche LLP was ratified.

    Item 4 – Shareholder proposal related to simple majority voting requirements.

Votes For	Votes Against	Abstentions	Broker Non-Votes
166,484,756	28,353,205	474,725	16,239,667

The shareholder proposal passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc. (Registrant)
Date: May 7, 2010	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Interim Chief Financial Officer